U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT
                      Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

           Date of Report (Earliest event reported): January 23, 2004

                            NOVA COMMUNICATIONS, INC.

           NEVADA                                     95-4756822
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   (State or other jurisdiction             (IRS employer Identification No.)
      of incorporation)


                 370 AMAPOLA AVE., SUITE 202, TORRANCE, CA 90501
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           (Address of principal executive offices including zip code)

                                 (310) 642-0200
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                 (Issuer's telephone number including area code)


         ITEM 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURE.


         On January 23, 2004, the registrant entered into an Investment Agreement and Registration Rights Agreement, respectively, with Dutchess Private Equities Fund L.P., of Boston, Massachusetts, to provide funding to the registrant under a private equity line of credit. The line of credit is for an aggregate of up to $20 million over a period of 36 months.

         The registrant will use the proceeds of the equity line of credit to continue the funding of its acquisitions and existing operations.


         ITEM 7.  EXHIBITS

         99.1     Investment Agreement dated January 23, 2004.
         99.2     Registration Rights Agreement dated January 23, 2004.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934. the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Nova Communications Ltd.

         Dated: January 23, 2004                     By: /s/ KENNETH D. OWEN
                                                           President